ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP

                        1290 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK  10104
                              (212) 541-2000



                             November 21, 1997




Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, California  90405


Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 1,500,000 shares of the Company's common stock, $.000001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's 1991 Stock Option and Stock Award Plan, as amended (the "Plan").

          We are familiar with the Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that the additional 1,500,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Robinson Silverman Pearce
                                   ------------------------------
                                    Aronsohn & Berman LLP